THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. ANY SUCH SALE, ASSIGNMENT OR TRANSFER MUST ALSO COMPLY WITH APPLICABLE STATE SECURITIES LAWS.

                            SECURED CONVERTIBLE NOTE

April 10, 1996                                                          $180,000


          FOR VALUE RECEIVED, NOISE CANCELLATION TECHNOLOGIES, INC., a Delaware corporation (hereinafter called the "Borrower") hereby promises to pay to the order of Kingdon Associates, L.P. or registered assigns (the "Holder") the sum of One Hundred and Eighty Thousand Dollars ($180,000) on the earlier of (a) October 31, 1996 and (b) the expiration of the option (the "Option") granted to the Holder pursuant to Section 1(b) of the Securities Purchase Agreement, dated as of April 8, 1996, by and between the Borrower and the Holder (the "Purchase Agreement") (the earlier of (a) and (b) is referred to herein as the "Scheduled Maturity Date"), and to pay interest on the unpaid principal balance hereof at the rate of ten percent (10%) per annum from the date hereof (the "Issue Date") until the same becomes due and payable, whether at maturity or upon acceleration or otherwise. Any amount of principal of or interest on this Note which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date thereof until the same is paid. Interest shall commence accruing on the Issue Date and, to the extent not converted in accordance with the provisions of Article II below, shall be payable in arrears on the date the principal amount in respect of which it has accrued is paid, whether at maturity or upon acceleration or by prepayment or otherwise. All payments of principal and interest (to the extent not converted in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. In the event the Amendment (as defined in the Purchase Agreement) is not effective prior to October 31, 1996, in addition to paying to the Holder on such date the sum of (i) the then outstanding principal amount of this Note plus (ii) accrued and unpaid interest on the principal amount of this Note to the date of payment, the Borrower shall pay to the Holder, together with the aforementioned sum, an amount equal to the product of (x) the then outstanding principal amount of this Note, multiplied by (y) 10%.

                  The following terms shall apply to this Note:

                                    ARTICLE I

                                  NO PREPAYMENT

     1.1 PREPAYMENT. This Note is not subject to prepayment. This Note is subject to mandatory conversion in accordance with Section 2.7 below.

                                   ARTICLE II

        CONVERSION AND PURCHASE RIGHTS; PAYMENT OF OPTION EXERCISE PRICE

     2.1 CONVERSION RIGHT. The Holder shall have the right (the "Conversion Right") from and after the effective date of the Amendment and then at any time on or prior to the day this Note is paid in full (whether or not the Borrower has sent a Mandatory Conversion Notice to the Holder pursuant to Section 2.7 hereof), to convert at any time all or from time to time any part of the outstanding and unpaid principal amount of this Note of at least $50,000, or such lesser amount as shall remain unpaid at the time of the conversion, into fully paid and non-assessable shares of common stock, par value $.01 per share, of the Borrower as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such stock shall hereafter be changed or reclassified (the "Common Stock") at the conversion price determined as provided herein (the "Conversion Price"). Upon the surrender of this Note, accompanied by a Notice of Conversion of Secured Convertible Note in the form attached hereto as Exhibit 1, properly completed and duly executed by the Holder (a "Conversion Notice"), the Borrower shall issue and, within two (2) business days after such surrender of this Note with the Conversion Notice, deliver to or upon the order of the Holder (i) that number of shares of Common Stock for the portion of the Note converted as shall be determined in accordance herewith and
(ii) a new Note in the form hereof for the balance of the principal amount hereof, if any.

          The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing (i) the sum of (A) that portion of the principal amount of the Note to be converted plus (B) the "Conversion Date Interest" (as defined below), by (ii) the Conversion Price in effect on the date the Conversion Notice is delivered to the Borrower by the Holder. Conversion Date Interest means the product of (i) the principal amount of the Note to be converted, multiplied by (ii) a fraction (A) the numerator of which is the number of days elapsed since the date of issuance of this Note and (B) the denominator of which is 365, multiplied by (iii) 0.10 (or, for the period of time after the occurrence of an Event of Default, 0.15).

     2.2  CONVERSION PRICE.

          (a) The Conversion Price shall be the lesser of (i) fifty percent (50%) of the average of the closing bid prices for the Common Stock on the NASDAQ National Market or on the principal securities exchange or other securities market on which the Common Stock is then being traded, for the five (5) consecutive Trading Days (as defined herein) ending one (1) Trading Day prior to the date the Conversion Notice is sent by the Holder to the Borrower via facsimile (the "Conversion Date"), and (ii) the Fixed Conversion Price. The Conversion Price shall be subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalization, reclassifications and similar events. The Fixed Conversion Price shall initially be $0.35 and shall be subject to adjustment as provided in Section 2.2(b) hereof. "Trading Day" shall mean any day on which the Common Stock is traded for any period on the NASDAQ National Market, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

          (b) In the event that the Borrower shall, at any time or from time to time after the date of issuance of this Note and prior to the full repayment or conversion of this Note, issue or sell shares of Common Stock or any securities exercisable for, convertible into or exchangeable for Common Stock ("Convertible Securities") for a New Price (as defined in the Purchase Agreement) less than the Fixed Conversion Price then in effect, other than in an Excluded Issuance (as defined in the Purchase Agreement), then the Fixed Conversion Price shall on and after the date of issuance of such Common Stock or securities be reduced to an amount which equals the New Price. The Fixed Conversion Price shall also be subject to equitable adjustments for stock splits, stock dividends, combinations, reclassifications and similar events.

          (c) Borrower shall promptly notify each Holder of any adjustment (and event that requires adjustment) to the Conversion Price or the Fixed Conversion Price pursuant to this Section 2.2.

     2.3 AUTHORIZED SHARES. The Borrower covenants that during the period the Conversion Right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Borrower (i) acknowledges that it will irrevocably instruct its transfer agent as soon as practicable after the filing of the Amendment to issue certificates for the Common Stock issuable upon conversion of this Note and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents, who are charged with the duty of executing stock certificates, to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

     2.4 METHOD OF CONVERSION. Except as otherwise provided in this Note or agreed to by the Holder, this Note may be converted by the Holder in whole at any time or in part (provided such partial conversion is at least $50,000) from time to time by (i) submitting to the Borrower a Conversion Notice (by facsimile dispatched on the Conversion Date and confirmed by U.S. mail or overnight mail service sent within two Trading Days thereafter) and (ii) surrendering this Note with the mailed confirmation of the Conversion Notice at the principal office of the Borrower. Upon partial exercise of the conversion rights provided hereby, a new Note containing the same date and provisions as this Note shall be issued by the Borrower to the Holder for the principal balance of this Note which shall not have been converted. By its acceptance of this Note, each Holder agrees to be bound by the terms of the Purchase Agreement. This Note has been issued by the Borrower pursuant to the exemption from registration provided by Regulation D under the Securities Act of 1933, as amended (the "Act").

     2.5 RESTRICTIONS ON SHARES. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless (i) they first shall have been registered under the Act and applicable state securities laws,
(ii) the Borrower shall have been furnished with an opinion of legal counsel (in form, substance and scope reasonably acceptable to Borrower) to the effect that such sale or transfer is exempt from the registration requirements of the Act or
(iii) they are sold pursuant to Rule 144 under the Act. Except as otherwise provided in the Purchase Agreement, each certificate for shares of Common Stock issuable upon conversion of this Note that have not been so registered and that have not been sold pursuant to an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. ANY SUCH SALE, ASSIGNMENT OR TRANSFER MUST ALSO COMPLY WITH APPLICABLE STATE SECURITIES LAWS.

Upon the request of a holder of a certificate representing any shares of Common Stock issuable upon conversion of this Note, the Borrower shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if (i) with such request, the Borrower shall have received either (A) an opinion of counsel, reasonably satisfactory to the Borrower in form, substance and scope, to the effect that any such legend may be removed from such certificate, or (B) satisfactory representations from the holder that such holder is eligible to sell immediately all of the Common Stock issuable upon conversion of the Note (to the extent such securities are deemed to have been acquired on the same date) pursuant to Rule 144 (or a successor rule) or (ii) a registration statement under the Act covering such securities is in effect. Nothing in this Note shall (i) limit the Borrower's obligation under the Registration Rights Agreement, dated as of April 8, 1996, by and among the Company and the other signatories thereto (the "Registration Rights Agreement") or (ii) affect in any way the Holder's obligations to comply with applicable securities laws upon the resale of the securities referred to herein.

    2.6 EFFECT OF MERGER, CONSOLIDATION, ETC. If at anytime when this Note is issued and outstanding, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the bases and upon the terms and conditions specified herein and in lieu of the shares of Common Stock then issuable upon conversion of this Note (assuming the occurrence of the Amendments whether or not that has then occurred), such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of this Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the exercise hereof. The Borrower shall not effect any transaction described in this Section
2.6 unless the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Section 2.6.

    2.7  MANDATORY CONVERSION.  So long as no Event of Default (as defined in
Article III below) shall have occurred and be continuing, the Amendment has become effective and the Borrower has reserved a sufficient number of shares of its Common Stock to provide for the conversion in full of this Note, the Borrower shall have the right, exercisable on not less than thirty (30) days prior written notice to the Holder, to force the conversion of all or any part of the outstanding and unpaid principal amount of this Note (together with accrued and unpaid interest thereon) of not less than $250,000 principal amount in accordance with this Section 2.7. Any notice of mandatory conversion (a "Mandatory Conversion Notice") shall be sent by facsimile to the Holder at least thirty (30) days prior to the Scheduled Maturity Date at its registered address appearing on the records of the Borrower and shall state (i) that the Borrower is exercising its right to force the conversion of all or a portion of the principal amount of this Note, (ii) the principal amount to be so converted and
(iii) the date of the Mandatory Conversion, which date shall be the Schedule Maturity Date. On the date fixed for Mandatory Conversion (the "Mandatory Conversion Date"), the Note shall automatically convert into that number of shares of Common Stock as determined in accordance with Section 2.1 hereof and, upon the tender of this Note to the Borrower, the Borrower shall issue such number of shares of Common Stock to the Holder. If less than all of the outstanding principal amount is so converted, the unconverted principal balance of this Note, together with accrued and unpaid interest thereon, shall be payable to the Holder in accordance with the first paragraph of this Note. Notwithstanding anything to the contrary contained in this Section 2.7, the Holder shall at all times maintain the right to convert all or any part of this
Note in accordance with this Article II and any amounts so converted after receipt of a Mandatory Conversion Notice and prior to the Mandatory Conversion Date set forth in such notice shall be deducted from the principal amount which is otherwise subject to Mandatory Conversion pursuant to such notice.

                                   ARTICLE III

                                EVENTS OF DEFAULT

         If of any of the following events of default (each, an "Event of Default" ) shall occur:

    3.1 FAILURE TO PAY PRINCIPAL OR INTEREST. The Borrower fails (i) to pay the principal hereof when due, whether at maturity upon acceleration or otherwise or (ii) to pay any installment of interest hereon when due and, in the case of this clause (ii) only, such failure continues for a period of five (5) days after the due date thereof;

    3.2 CONVERSION. The Borrower fails to issue shares of Common Stock to the Holder upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, and any such failure shall continue uncured for five (5) business days after the Borrower shall have been notified thereof in writing by the Holder;

    3.3 BREACH OF COVENANT. The Borrower breaches any material covenant or other material term or condition of this Note (other than as specifically provided in Sections 3.1 and 3.2 hereof), the Purchase Agreement, the Registration Rights Agreement or the Security Agreement executed by the Borrower in connection with the issuance of this Note (the "Security Agreement") and such breach continues for a period of ten (10) business days after written notice thereof to the Borrower from the Holder.

    3.4 BREACH OF REPRESENTATIONS AND WARRANTIES. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement, the Registration Rights Agreement and the Security Agreement), shall be false or misleading in any material respect when made and the breach of which would have a material adverse effect on the Borrower or the prospects of the Borrower or a material adverse effect on the Holder or the rights of the Holder with respect to this Note or the shares of Common Stock issuable upon conversion of this Note;

    3.5 RECEIVER OR TRUSTEE. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed;

    3.6 JUDGMENTS. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $250,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld; or

    3.7 BANKRUPTCY. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower.

    3.8 MATERIAL ADVERSE CHANGE. Any material adverse change in the financial condition or business of the Debtor, or any material adverse change in Debtor's business plans and/or operations, as determined by the Secured Party in its sole and reasonable discretion.

    3.9 MATERIAL LOSS OR THEFT. Material loss of theft, substantial damage or destruction or unauthorized sale or encumbrance of any material portion of the Collateral (as defined in Article IV hereof) in excess of reasonably expected recoveries under insurance policies, or the making of any levy on, or seizure or attachment of or entry of a judgment against a material portion of the Collateral.

    3.10 REPORTS. A material omission or misstatement in any of the Debtor's previously or hereafter filed reports pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, or the rules and regulations promulgated thereunder.

Then, upon the occurrence and during the continuation of any Event of Default specified in Sections 3.1, 3.2, 3.3, 3.4, 3.6, 3.8, 3.9 or 3.10 hereof, at the option of the Holder hereof, and upon the occurrence of any event of default specified in Sections 3.5 or 3.7 hereof, the Borrower shall pay to the Holder, in satisfaction of its obligation to pay the outstanding principal amount of this Note and accrued and unpaid interest thereon, an amount equal to the sum of
(i) the product of (x) the then outstanding principal amount of this Note multiplied by (y) 110% plus (ii) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the "Default Amount") and such Default Amount, together with all other ancillary amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

    If the Borrower fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable, then the Holder shall have the right at any time, so long as the Borrower remains in default, to require the Borrower, upon written notice, to immediately issue (in accordance with the terms of Article II hereof), in lieu of the Default Amount, the number of shares of Common Stock of the Borrower equal to the Default Amount divided by the Conversion Price then in effect.

                                   ARTICLE IV

                                   COLLATERAL

    This Note is secured by a security interest in Borrower's now owned or hereafter acquired inventory and receivables in respect thereof and all products and proceeds thereof, all as more particularly described in the Security Agreement and Exhibit A thereto (the "Collateral").

                                    ARTICLE V

                                  MISCELLANEOUS

    5.1 FAILURE OR INDULGENCY NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

    5.2 NOTICES. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Borrower; and the address of the Borrower shall be 1025 West Nursery Road, Linthicum, Maryland 21090; Facsimile Number: (410) 636-5989. Both the Holder and the Borrower may change the address for service by service of written notice to the other as herein provided.

    5.3 AMENDMENT PROVISION. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term "Note" and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

    5.4 ASSIGNABILITY. This Note shall be binding upon the Borrower and its successors and assigns and shall inure to be the benefit of the Holder and its successors and assigns; PROVIDED, HOWEVER, that so long as no Event of Default has occurred, this Note shall only be transferable in whole or in increments of $100,000 to "Accredited Investors" (as defined in Rule 501(a) under the Act).

    5.5 COST OF COLLECTION. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys' fees.

    5.6  GOVERNING LAW. This Note shall be governed by the internal laws of the
State of Delaware, without regard to conflicts of laws principles.   The parties
hereto hereby submit to the exclusive




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK] jurisdiction of the United States Federal Courts located in New York County in the State of New York with respect to any dispute arising under this Note.

    5.7 DAMAGES SHARES. The shares of Common Stock that may be issuable to the Holder pursuant to Article III hereof and pursuant to Section 2(c) of the Registration Rights Agreement ("Damages Shares") shall be treated as Common Stock issuable upon conversion of this Note for all purposes hereof and shall be subject to all of the limitations and afforded all of the rights of the other shares of Common Stock issuable hereunder, including, without limitation, the right to be included in the Registration Statement filed pursuant to the Registration Rights Agreement. For purposes of calculating interest payable on the outstanding principal amount hereof, amounts convertible into Damages Shares ("Damages Amounts") shall not bear interest but must be converted prior to the conversion of any outstanding principal amount hereof, until the outstanding Damages Amount is zero.

    5.8 DENOMINATIONS. At the request of the Holder, upon surrender of this Note, the Borrower shall promptly issue new Notes in the aggregate outstanding principal amount hereof, in the form hereof, in such denominations of at least $50,000 as the Holder shall request.

         IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its
name by its duly authorized officer this     day of April, 1996.
                                         ---

                                       NOISE CANCELLATION TECHNOLOGIES, INC.


                                       By:
                                          ----------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT 1
                              NOTICE OF CONVERSION
                           OF SECURED CONVERTIBLE NOTE



TO:  [                      ]
      ----------------------


    (1) Pursuant to the terms of the attached Secured Convertible Note (the "Note"), the undersigned hereby elects to convert $________principal amount of the Note into shares of Common Stock of Noise Cancellation Technologies, Inc., a Delaware corporation (the "Borrower"). Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

    (2) Please issue a certificate or certificates for the number of shares of Common Stock into which such principal amount of the Note is convertible in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

    --------------------------------   --------------------------------
    Name                               Name

    --------------------------------   --------------------------------
    Address                            Address

    --------------------------------   --------------------------------
    SS or Tax ID Number                SS or Tax ID Number

    (3) In the event of partial exercise, please reissue an appropriate Note(s) for the principal balance which shall not have been converted.

    (4) If the shares of Common Stock issuable upon conversion of the Note have not been registered under the Securities Act of 1933, as amended (the "Act"), the undersigned represents and warrants that (i) such shares of Common Stock are being acquired for the account of the undersigned for investment, and not with a present view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of distributing or reselling such securities, in each case, other than pursuant to a registration statement under the Act and (ii) the undersigned is an "Accredited Investor" as defined in Regulation D under the Act. The undersigned further agrees that (A) such securities shall not be sold or transferred unless either (i) they first shall have been registered under the Act and applicable state securities laws or
(ii) the Borrower first shall have been furnished with either (x) an opinion of legal counsel (in form, substance and scope reasonably satisfactory to Borrower) to the effect that such sale or transfer is exempt from the registration requirements of the Act or (y) satisfactory representations from the undersigned that the undersigned may immediately sell all of such securities (to the extent such securities are deemed to have been acquired on the same date) pursuant to Rule 144 under the Act (or a successor thereto) and (B) the Borrower may place a legend on the certificate(s) for such securities to that effect and place a stop transfer restriction in its records relating to such securities. Nothing in this Notice of Conversion shall limit the Borrower's obligations under the Registration Rights Agreement and the Purchase Agreement.




Date
    -----------------------------      ---------------------------------
                                       Signature of Registered Holder
                                       (must be signed exactly as name appears
                                       in the Note. The signature must be
                                       guaranteed by a member firm of the New
                                       York Stock Exchange or the National
                                       Association of Securities Dealers or by
                                       a commercial bank or trust having an
                                       office in the United States)